UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 27, 2020

Date of Report (Date of earliest event reported)

SAFETY INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50070	13-4181699
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20 Custom House Street, Boston, Massachusetts 02110

(Address of principal executive offices including zip code)

(617) 951-0600

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SAFT	The Nasdaq Stock Market, LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 27, 2020, the Board of Directors (the “Board”) of Safety Insurance Group, Inc. (the “Company”), on the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Mary C. Moran to the Board as a Class I director of the Company, to serve in such capacity until the Company’s 2021 annual meeting of stockholders and until her successor is duly elected and qualified or until her earlier resignation, death or removal.

Ms. Moran has over 40 years of financial experience in both private industry as well as consulting. Ms. Moran began her career at KPMG, previously Peat Marwick, where she became a Senior Manager before serving as Senior Vice President of Finance and Administration for Boston Sand and Gravel Company from 1990 to 2001. Since 2002, she has served as CEO of MCM Financial Consulting, focusing on projects within in the banking, construction, higher education, manufacturing, not-for-profit and professional services industries.

Ms. Moran is currently a director of Care Dimensions where she serves on the finance and audit committee and is a former director and audit committee member of Danvers Bankcorp, the College of the Holy Cross and Catholic Memorial School. Ms. Moran graduated from Northeastern University with a M.B.A. and MS in Accounting and from the College of the Holy Cross with a degree in Economics. Her background and experience qualify her as a Financial Expert as defined by the United States Securities and Exchange Commission.

In accordance with the Company’s non-employee director compensation policy, Ms. Moran will receive an annual cash retainer of $85,000 for her service on the Board. The Company will also reimburse Ms. Moran for all reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board and its committees.  On March 27, 2020, Ms. Moran was granted 1,000 shares of restricted stock.  Board of Director members must maintain stock ownership equal to at least four times their annual retainer. This requirement must be met within five years of becoming a director.

There are no arrangements or understandings between Ms. Moran and any other persons pursuant to which she was selected as a director.  There have been no transactions involving Ms. Moran that would require disclosure under Item 404(a) of Regulation S-K.

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safety Insurance Group, Inc.
(Registrant)

Date: March 27, 2020	By:	/s/ CHRISTOPHER T. WHITFORD
Christopher T. Whitford
V.P., Chief Financial Officer and Secretary